                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports dated January 22, 1999 (except with respect to Note 12 and Note 14, as to which the date is March 22, 1999), on the consolidated balance sheets of U S WEST, Inc. (formerly known as USW-C, Inc., the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1998, and on
Schedule II, included in this Form 10-K/A, into the Company's previously filed Registration Statements: the U S WEST, Inc. Deferred Compensation Plan on Form S-8 (333-53569), the U S WEST, Inc. Long-Term Incentive Plan on Form S-8 (333-53567), the U S WEST, Inc. 1998 Stock Plan on Form S-8 (333-53565), the U S WEST 1998 Broad-Based Stock Option Plan on the Post-Effective Amendment No. 1 to Form S-8 (333-24283-99), the U S WEST, Inc. Savings Plan/ESOP on Form S-8 (333-53563) and the Shareowner Investment Plan on Form S-3 (333-52781).

           [LOGO]

Denver, Colorado
March 22, 1999